Apollo Medical Holdings, Inc. Appoints Brandon Sim as Co-Chief Executive Officer

ALHAMBRA, Calif., November 4, 2021 /PRNewswire/ -- Apollo Medical Holdings, Inc. (“ApolloMed,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: AMEH), a leading physician-centric, technology-powered healthcare company focused on enabling providers in the successful delivery of value-based care, today announced the appointment of Brandon Sim to the role of Co-Chief Executive Officer (“Co-CEO”), effective November 2, 2021. With this appointment, Kenneth Sim, M.D. will no longer serve as Co-CEO of ApolloMed but will continue in his role as Executive Chairman.

Since joining the Company, Mr. Brandon Sim has piloted ApolloMed’s growth model and strategy, built ApolloMed’s technology platform and engineering teams de novo, and improved operations while navigating the COVID-19 pandemic. As Chief Operating Officer, Mr. Sim led strategy, business development, operations, and engineering, and he will continue to lead those efforts as Co-CEO.

Thomas S. Lam, M.D., M.P.H., Co-Chief Executive Officer, President, and Director of ApolloMed, stated, “We are pleased to appoint Brandon Co-CEO of ApolloMed, which we felt was a natural progression given his ongoing leadership in critical areas of our business that have driven phenomenal results for the Company over the past couple of years. During this time, he built an engineering team that was single-handedly responsible for the development of our proprietary technology platform, which has increased operational efficiencies for our contracted physicians and improved clinical outcomes for our members. This platform allows us to scale our innovative brand of local healthcare delivery and has become the backbone of ApolloMed’s growth strategy. We have witnessed Brandon’s ability to execute and deliver results consistently and are confident that there will be a smooth transition in the coming months.”

Mr. Sim added, “It has been an absolute honor to have been a part of the Company’s evolution over the past two years into the technology-powered healthcare company that it is today. I truly believe in our mission to empower providers in all communities by helping them make the successful transition to value-based care. The healthcare industry is one that is in critical need of innovation, and I am very excited to work alongside the entire ApolloMed team to serve our providers, patients, and communities, and be a force for positive change as we scale nationwide. I pledge to continue strengthening ApolloMed’s commitment to healthcare equity and physician enablement, while also driving sustainable, long-term value for our shareholders. With our expertise in value-based care and in technology, I am incredibly optimistic about our potential to fundamentally transform the way healthcare is delivered in our country.”

Mr. Sim has served as ApolloMed’s Chief Operating Officer since February 2021, after serving as Interim Co-Chief Operating Officer since May 2020. He also served as Chief Technology Officer and Vice President of Engineering since 2019. He previously served as Quantitative Researcher at Citadel Securities from 2015 to 2019. From 2012 to 2014, Mr. Sim served as Chief Technology Officer at Theratech, a medical device company focused on developing a low-cost, simple-to-use patch for automated drug delivery. Mr. Sim received his Master of Science in Computer Science and Engineering and Bachelor of Arts in Statistics and Physics, Magna Cum Laude with High Honors, from Harvard University.

About Apollo Medical Holdings, Inc.
ApolloMed is a leading physician-centric, technology-powered, risk-bearing healthcare company. Leveraging its proprietary end-to-end technology solutions, ApolloMed operates an integrated healthcare delivery platform that enables providers to successfully participate in value-based care arrangements, thus empowering them to deliver high quality care to patients in a cost-effective manner.

Headquartered in Alhambra, California, ApolloMed's subsidiaries and affiliates include management services organizations (MSOs), affiliated independent practice associations (IPAs), and a Next Generation Accountable Care Organization (NGACO). For more information, please visit www.apollomed.net.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about ApolloMed’s ability to deliver sustainable long-term value, ability to respond to the changing environment, operational focus, strategic growth and expansion plans, and future collaboration opportunities. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of ApolloMed’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in ApolloMed’s reports filed with the Securities and Exchange Commission, including, without limitation, the risk factors contained in ApolloMed’s Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequent Quarterly Reports on Form 10-Q.

FOR MORE INFORMATION, PLEASE CONTACT:
Investor Relations
(626) 943-6491
investors@apollomed.net

Carolyne Sohn, The Equity Group
(415) 568-2255
csohn@equityny.com